SECURITIES AND EXCHANGE COMMISSION

                                                Washington, D.C. 20549



                                                       FORM 8-K

                                                    CURRENT REPORT




                                          Pursuant to Section 13 or 15(d) of
                                         THE SECURITIES EXCHANGE ACT OF 1934


                                                    Date of Report
                                          (Date of earliest event reported)
                                                  September 19, 1996




                                                 BAY AREA BANCSHARES
                         (Exact name of registrant as specified in its charter)




                                                      CALIFORNIA
                                 (State or other jurisdiction of incorporation)

 2-76003                                                       94-2779021
(Commission File Number)                      (IRS Employer Identification No.)



                                      900 Veterans Blvd., Redwood City, CA 94063
                            (Address of principal executive offices) (zip code)

Registrant's Telephone Number, including area code: (415) 367-1600



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Item 4.           Changes in Registrant's Certifying Accountant

(a) (1) (i) Ernst & Young LLP, the Registrant's former independent accountants, was dismissed on September 19, 1996.

         (ii) Ernst & Young LLP's report on the financial statements for both of the past two years contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change accountants was approved by the Registrant's Board of Directors.

         (iv) During the two most recent fiscal years and the subsequent interim period preceding the dismissal there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreement in connection with this report.

         (v) During the two most recent fiscal years and any subsequent interim period preceding the dismissal there were no notifications by Ernst & Young LLP that the Registrant's internal controls were not reliable, that management's representations could not be relied upon, that there was a need to significantly increase the scope of their audits, or that information had been noted that materially impacts the fairness or reliability of the financial statements.

(a) (2) Coopers & Lybrand was engaged on September 19, 1996 as the Registrant's independent accountants.

Item 7.           Financial Statements and Exhibits

(c)      The required exhibit will be filed as an amendment to this report.



                                                      Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BAY AREA BANCSHARES
Registrant

Date:    September 19, 1996


/s/Anthony J. Gould
- ------------------------
Anthony J. Gould
Senior Vice President and
Chief Financial Officer



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